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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    FORM 8-K



                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                      THE SECURITIES EXCHANGE ACT OF 1934



         Date of Report (Date of earliest event reported) July 18, 1994


                     BLOCKBUSTER ENTERTAINMENT CORPORATION
             (Exact name of registrant as specified in its charter)




                                    Delaware
                    (State or jurisdiction of incorporation)




       0-12700                                                   75-1849418
     (Commission                                               (IRS Employer
     File Number)                                           Identification No.)




           One Blockbuster Plaza
            Ft. Lauderdale, FL                                      33301
  (Address of principal executive offices)                        (Zip Code)




       Registrant's telephone number, including area code (305) 832-3000


                                      N.A.
          Former name or former address, if changed since last report)
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ITEM 5.  OTHER EVENTS.

         On July 18, 1994, Blockbuster Entertainment Corporation (the "Registrant") reached an agreement in principle with Discovery Zone, Inc. ("Discovery Zone") regarding a transaction in which Discovery Zone would acquire all of the franchised Discovery Zone facilities and territories currently owned by the Registrant in exchange for 4,500,000 shares of Discovery Zone's common stock (subject to adjustment in certain circumstances). In addition, the Registrant agreed in principle to exercise its option from DKB Investments, L.P. pursuant to which the Registrant would increase its ownership of Discovery Zone's common stock to approximately 50.1%.

        Consummation of the transactions described above is subject, among other things, to (i) such approvals by a special committee of the Registrant's board of directors as such committee shall deem to be necessary; (ii) receipt by such committee of an opinion from its financial advisor that such transactions are fair to the registrant's stockholders from a financial point of view; (iii) negotiation and execution of definitive agreements and (iv) other customary conditions.

        The descriptions herein of the agreements in principle are qualified in their entirety by reference to the Press Release, dated July 18, 1994, attached hereto as Exhibit 99 and which is incorporated herein by reference.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

         (a)     Not applicable.

         (b)     Not applicable.

         (c)     Exhibits.

         The Exhibits to this Report are listed in the Exhibit Index set forth elsewhere herein.

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                                  SIGNATURES


        Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                BLOCKBUSTER ENTERTAINMENT CORPORATION



                                By: /s/ Thomas W. Hawkins
                                    ------------------------------------------
                                    Thomas W. Hawkins
                                    Senior Vice President, General Counsel and
                                    Secretary



Date: July 19, 1994





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                    BLOCKBUSTER ENTERTAINMENT CORPORATION


                                EXHIBIT INDEX


     Number and                                             Sequential
Description of Exhibit                                     Page Number
- - ----------------------                                     -----------

     1.  None

     2.  None

     4.  None

    16.  None

    17.  None

    20.  None

    23.  None

    24.  None

    27.  None

    99.  Press Release, dated July 18, 1994.